Exhibit 32.2

 CERTIFICATION OF CHIEF EXECUTIVE OFFICER  PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES- OXLEY ACT OF 2002

 In connection with the Annual Report of Golden Spirit EnterprisesLtd.(the "Company") on Form 10-KSBfor the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),

 I,Robert Klein, Director  of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that:

 (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2)   The information contained in the Amended Report fairly presents, in all  material respects, the financial condition and result of operations of the Company.

 IN WITNESS WHEREOF, the undersigned has executed this amended certification as of the 15th day of April 2008.

/s/  Robert Klein

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    Robert Klein

    President/Director